Exhibit 5.1

1105 W. Peachtree St. N.E. Suite 1000 Atlanta, Georgia 30309-9813 Tel: 404-815-3500 www.sgrlaw.com Lori A. Gelchion Direct Tel: 404-815-3552 lgelchion@sgrlaw.com
August 12, 2026

Crown Crafts, Inc.

8184 Highway 44

Suite 111

Gonzales, Louisiana 70737

Ladies and Gentlemen:

We have acted as counsel to Crown Crafts, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which is being filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof with respect to 1,250,000 shares of the Company’s Series A common stock, $0.01 par value per share (the “Shares”), which may be issued pursuant to the Crown Crafts, Inc. Amended and Restated 2021 Incentive Plan (the “Amended and Restated Plan”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

In connection with our opinion set forth below, we have examined: (i) the Registration Statement; (ii) the Company’s amended and restated certificate of incorporation, as amended; (iii) the Company’s bylaws, as amended and restated; (iv) records of proceedings of the Company’s Board of Directors deemed by us to be relevant to this opinion letter; and (v) the Amended and Restated Plan. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion set forth below. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the laws of the State of Delaware that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Amended and Restated Plan, and we do not express any opinion herein concerning any other laws.

Based on the foregoing, it is our opinion that the Shares have been duly authorized for issuance and, when issued by the Company against payment therefor in accordance with the terms of the Amended and Restated Plan, will be validly issued, fully paid and non-assessable.

Crown Crafts, Inc.

August 12, 2026

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the immediately preceding paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely, /s/ Smith, Gambrell & Russell, LLP